Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES FOURTH quarter AND YEAR-END results

SAN JOSE, CA (November 3, 2005) — Sanmina-SCI Corporation (“the Company”) (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported financial results for its fourth fiscal quarter and fiscal year ended October 1, 2005.

Fourth Quarter 2005 Highlights Include:

•                  REVENUES OF $2.77 BILLION, within guidance of $2.65-$2.80 Billion

•                  Non-gaap net income of $31.3 million and Non-gaap Earnings Per Share of $0.06

•                  GAAP Net INCOME of $15.1 MILLION and gaap EARNINGS Per Share of $0.03

•                  Cash flow from Operations of approximately $174.1 Million

For the fourth quarter ended October 1, 2005, Sanmina-SCI reported revenues of $2.77 billion, compared to $3.30 billion in the fourth quarter of fiscal 2004 which ended October 2, 2004.  Revenues for the year-ended October 1, 2005, were $11.73 billion, compared to $12.20 billion in the prior year.

Non-GAAP net income for the fourth quarter 2005 was $31.3 million, or $0.06 non-GAAP diluted earnings per share, compared to non-GAAP net income of $35.4 million, and non-GAAP diluted earnings per share of $0.07, for the same period last year and non-GAAP net income of $24.4 million, and $0.05 non-GAAP diluted earnings per share in the third quarter ended July 2, 2005.  Non-GAAP operating income for the quarter was $62.4 million, down from $73.9 million in the same period last year and up from $61.4 million in the prior quarter.  As described below, non-GAAP financial results do not include integration, restructuring costs, impairment charge, other infrequent or unusual items and non-cash interest and amortization expense.

For the fourth quarter of fiscal 2005, the Company reported a GAAP net income of $15.1 million or GAAP diluted earnings per share of $0.03, compared to GAAP net income of $5.3 million, and GAAP diluted earnings per share of $0.01, (includes extraordinary gain) for the same period last year and GAAP net loss of $202 thousand, and $0.00 GAAP diluted loss per share in the third quarter ended July 2, 2005. Operating income on a GAAP basis for both the fourth and third quarters was approximately $39.3 million.

FINANCIAL RESULTS

(In thousands, except per share data)

	Q4:2005	Q4:2004	FY2005	FY2004
GAAP: (1)
Revenue	$2,765,302	$3,302,157	$11,734,674	$12,204,607
Gross Profit	$153,083	$171,276	$641,043	$616,089
Gross Margin	5.5%	5.2%	5.5%	5.0%
Net Income (loss)	$15,093	$5,338	$(996,251)	$(11,398)
Earnings (loss) per share	$0.03	$0.01	$(1.91)	$(0.02)
Non-GAAP:(1) (2)
Operating Income	$62,444	$73,911	$261,788	$256,692
Operating Margin	2.3%	2.2%	2.2%	2.1%
Net Income	$31,319	$35,384	$130,676	$122,541
Earnings per share	$0.06	$0.07	$0.25	$0.23

(1)                                  Please refer to “Adjustments” below for a discussion of out-of-period adjustments which have been included in our GAAP and Non-GAAP financial statements.

(2)                                  Please refer to “Non-GAAP Financial Information” below for a discussion of how the above non-GAAP financial measures are calculated and why we believe this information is useful to investors.  A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available on the Investor Relations section of our website at www.sanmina-sci.com.

In the fourth quarter ended October 1, 2005, financial management ratios were as follows: cash cycle days improved 3 days to 29 days, inventory turns decreased from 11.3 to 10.3, A/P days improved 3 days to 54 days and DSO improved 3 days to 48 days.

At October 1, 2005, the Company reported $1.17 billion in cash and cash equivalents and short-term investments as compared to $1.27 billion in the prior quarter.  Cash provided by operations during the fourth quarter and for the fiscal year was approximately $174 million and $415 million respectively. During the quarter, the Company reduced its outstanding debt by approximately $225 million as substantially all of the remaining balance of its zero coupon high-yield debt due September 12, 2020 was paid off and retired.  At quarter-end, the Company reported a current ratio of 1.83, working capital of $1.72 billion, and stockholders’ equity of $2.38 billion.

“This quarter, Sanmina-SCI demonstrated that our relentless focus on fundamentals and customer service is working, and we have become more efficient in our operations.  We are well positioned to capture our share of new business and we are poised to grow at the same rate as the industry. We continue to evolve our company and accelerate new technologies, and we believe our dedication to specific end markets offer the greatest potential to serve our customers. Without question, our ability to deliver innovative technology, price-competitive cost solutions, superior customer service and complete end-to-end manufacturing solutions, while constantly updating and improving our business, are the key drivers to our success and growth,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina-SCI.

Adjustments

As a result of the Company’s ongoing efforts to remediate the conditions that resulted in the material weakness disclosed in Item 9A of the Company’s 2004 Annual Report on Form 10-K, several adjustments were identified and recorded in the condensed consolidated statement of operations for the three and twelve months ended October 1, 2005 which relate to previous periods.

These adjustments had the following effect on the Company’s reported results of operations for the three month period ended October 1, 2005: (1) the Company’s reported GAAP gross margin of 5.5% excluding these adjustments would have been approximately 6.5%, (2) the reported GAAP operating income of $39.3 million excluding these adjustments would have been approximately $67.8 million, (3) the reported GAAP tax benefit of $3.1 million excluding these adjustments would have been approximately $2.1 million benefit and (4) the reported GAAP net income of $15.1 million excluding these adjustments would have been approximately $42.6 million.  The Company concluded that these adjustments were not material to any of the periods affected pursuant to Accounting Principles Board Bulletin No. 28 “Interim Financial Reporting” and Staff Accounting Bulletin No. 99 “Materiality”, and that recording these adjustments in the fourth quarter was therefore appropriate.

Company Outlook

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  Please refer to the Risk Factors reported in the Company’s annual and quarterly reports on file with the Securities Exchange Commission for a description of some of the factors that could influence the Company’s ability to achieve the projected results.

The Company provides the following guidance with respect to its first fiscal quarter ending December 31, 2005

•                  Revenue is expected to be in the range of $2.8 billion to $2.9 billion;

•                  Non-GAAP diluted earnings per share to be between $0.06 and $0.08 excluding stock compensation expenses, integration and restructuring costs, impairment charges, other infrequent or unusual items and non-cash interest and amortization expense.

Non-GAAP Financial Information

In the summary table set forth above, we present the following non-GAAP financial measures:  operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, extraordinary gains or losses, non-cash interest and amortization expense and other infrequent or unusual items, to the extent material, which we consider to be of a non-operational nature in the applicable period.

We have furnished these non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  Our management also uses this

2

information internally for forecasting, budgeting and other analytical purposes.  Therefore, the non-GAAP financial measures enable investors to analyze the core financial and operating performance of our Company and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available on the Investor Relations section of our website at www.sanmina-sci.com.

Sanmina-SCI provides earnings guidance only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Thursday, November 3, 2005 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international: 706-634-6605.  The conference will be broadcast live over the Internet.  Log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.  A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 1369368

About Sanmina-SCI
Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the Company’s future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company’s fiscal year 2004 Annual Report on Form 10-K filed on December 29, 2004 and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the Company files with the Securities Exchange Commission.

CONTACT:

Paige Bombino

Investor Relations

+ 408.964.3610

-FINANCIAL TABLES FOLLOW-

3

Press Release Financials	SANMINA - SCI

2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	Three months ended		Year Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

GAAP Financial Summary:

Net sales	$2,765,302	$3,302,157	$11,734,674	$12,204,607
Operating income (loss)	39,289	44,473	(465,900)	105,701
Net income (loss)	15,093	5,338	(996,251)	(11,398)
Basic and diluted earnings (loss) per share	$0.03	$0.01	$(1.91)	$(0.02)

Non-GAAP Financial Summary:

Operating income	$62,444	$73,911	$261,788	$256,692
Net income	31,319	35,384	130,676	122,541
Diluted earnings per share	$0.06	$0.07	$0.25	$0.23

Reconciliation of GAAP measures to Non-GAAP measures:

GAAP operating income (loss)	$39,289	$44,473	$(465,900)	$105,701
Adjustments:
Selling, General and Administrative	—	2,400	—	4,991
Amortization of intangible assets	3,640	2,087	9,635	8,547
Integration costs	1,173	160	1,609	4,203
Restructuring costs	18,342	24,791	116,444	133,250
Impairment of goodwill and long-lived assets	—	—	600,000	—
Non-GAAP operating income	$62,444	$73,911	$261,788	$256,692

GAAP operating margin	1.4%	1.3%	-4.0%	0.9%
Adjustments:
Selling, General and Administrative	0.0%	0.1%	0.0%	0.0%
Amortization of intangible assets	0.1%	0.1%	0.1%	0.1%
Integration costs	0.1%	0.0%	0.0%	0.0%
Restructuring costs	0.7%	0.7%	1.0%	1.1%
Impairment of goodwill and long-lived assets	0.0%	0.0%	5.1%	0.0%
Non-GAAP operating margin	2.3%	2.2%	2.2%	2.1%

GAAP net income (loss)	$15,093	$5,338	$(996,251)	$(11,398)
Adjustments:
Selling, General and Administrative	—	2,400	—	4,991
Amortization of intangible assets	3,640	2,087	9,635	8,547
Integration costs	1,173	160	1,609	4,203
Restructuring costs	18,342	24,791	116,444	133,250
Impairment of goodwill and long-lived assets	—	—	600,000	—
Non-cash interest expense	1,910	9,194	17,396	36,394
Loss on redemption of Zero Coupon Debentures due 2020	—	—	8,418	—
Tax effect of above items	(8,839)	(5,003)	(94,231)	(49,863)
Valuation allowance - prior deferred tax assets	—	—	379,239	—
Valuation allowance - goodwill impairment deferred tax asset	—	—	88,417	—
Extraordinary gain (net of tax)	—	(3,583)	—	(3,583)
Non-GAAP net income	$31,319	$35,384	$130,676	$122,541

	Three months ended		Year Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Reconciliation of GAAP measures to Non-GAAP measures:

GAAP diluted earnings (loss) per share	$0.03	$0.01	$(1.91)	$(0.02)
Adjustments:
Selling, General and Administrative	—	0.01	—	0.01
Amortization of intangible assets	0.01	—	0.02	0.01
Integration costs	—	—	—	—
Restructuring costs	0.04	0.04	0.23	0.25
Impairment of goodwill and long-lived assets	—	—	1.15	—
Non-cash interest expense	—	0.02	0.03	0.07
Loss on redemption of Zero Coupon Debentures due 2020	—	—	0.02	—
Tax effect of above items	(0.02)	(0.01)	(0.18)	(0.09)
Valuation allowance - prior deferred tax assets	—	—	0.72	—
Valuation allowance - goodwill impairment deferred tax asset	—	—	0.17	—
Extraordinary gain(net of tax)	—	—	—	—
Non-GAAP diluted earnings per share (1)	$0.06	$0.07	$0.25	$0.23

Weighted-Average Shares used in computing GAAP earnings (loss) per share amounts:
Basic	521,792	517,596	520,574	515,803
Diluted	523,621	522,152	520,574	515,803

Weighted-Average Shares used in computing Non-GAAP earnings per share amounts:
Basic	521,792	517,596	520,574	515,803
Diluted	523,621	522,152	523,698	527,460

Non-GAAP results of operations exclude restructuring and integration costs, impairment and other infrequent or unusual items, extraordinary gains, and non-cash interest and amortization expense, as described further in the text of this press release.

(1)          The Non-GAAP diluted earnings per share for the three and twelve month periods ended October 2, 2004 as filed was reduced by $.01 as a result of the reclassification of prior years information to conform to the current year’s presentation.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(GAAP)

(Unaudited)

	Three Months Ended		Year Ended
	October 1, 2005	October 2, 2004	October 1, 2005	October 2, 2004

Net sales	$2,765,302	$3,302,157	$11,734,674	$12,204,607
Cost of sales (2)	2,612,219	3,130,881	11,093,631	11,588,518

Gross profit	153,083	171,276	641,043	616,089

Operating expenses:
Selling, general and administrative	83,990	91,608	350,474	334,986
Research and development	7,599	8,157	29,731	29,402
Amortization of intangible assets	2,690	2,087	8,685	8,547
Integration costs	1,173	160	1,609	4,203
Restructuring costs (2)	18,342	24,791	116,444	133,250
Impairment of goodwill (1)	—	—	600,000	—
Total operating expenses	113,794	126,803	1,106,943	510,388

Operating income (loss)	39,289	44,473	(465,900)	105,701

Other expense, net	(27,247)	(30,693)	(127,963)	(121,282)

Income (loss) before provision for income taxes	12,042	13,780	(593,863)	(15,581)

Provision for (benefit from) income taxes	(3,051)	12,025	402,388	(600)

Income(loss) from continuing operations	15,093	1,755	(996,251)	(14,981)

Extraordinary gain (net of tax)	—	3,583	—	3,583

Net income (loss)	$15,093	$5,338	$(996,251)	$(11,398)

Earnings (loss) per share from continuing operations:
Basic	$0.03	$0.00	$(1.91)	$(0.03)
Diluted	$0.03	$0.00	$(1.91)	$(0.03)

Earnings (loss) per share from extraordinary gain, net of tax:
Basic	$—	$0.01	$—	$0.01
Diluted	$—	$0.01	$—	$0.01

Earnings (loss) per share:
Basic	$0.03	$0.01	$(1.91)	$(0.02)
Diluted	$0.03	$0.01	$(1.91)	$(0.02)

Weighted-Average Shares used in computing per share amounts:
Basic	521,792	517,596	520,574	515,803
Diluted	523,621	522,152	520,574	515,803

(1)          Impairment of goodwill charge incurred in Q2 FY05

(2)          The Company has reclassified prior years information to conform to the current year’s presentation

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	October 1, 2005	October 2, 2004
	(Unaudited)	(Derived from
		audited financials)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,174,901	$1,128,667
Accounts receivable, net	1,477,401	1,668,973
Inventories, net	1,015,035	1,064,518
Deferred income taxes	42,767	303,965
Prepaid expenses and other current assets	86,619	96,523

Total current assets	3,796,723	4,262,646

Property, plant and equipment, net	662,101	782,642
Goodwill	1,689,198	2,254,979
Intangible assets, net	35,907	35,891
Other assets	81,874	210,478

Total assets	$6,265,803	$7,546,636

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,439	$609,746
Accounts payable	1,559,172	1,630,833
Accrued liabilities	366,920	381,123
Accrued payroll and related benefits	146,687	164,357

Total current liabilities	2,074,218	2,786,059

Long-term liabilities:
Convertible subordinated debentures	523,107	520,818
Long-term debt	1,145,587	790,559
Other	143,873	94,489

Total stockholders’ equity	2,379,018	3,354,711
Total liabilities and stockholders’ equity	$6,265,803	$7,546,636

Forward Looking Guidance

Three Months Ended December 31, 2005

Net sales	$2.8 - $2.9 billion

Non-GAAP earnings per share (1)	$0.06 - $0.08

(1)          Forward looking guidance for the quarter ended December 31, 2005 is provided only on a non-GAAP basis. The comparable GAAP earnings or loss per share amount is not accessible due to inherent difficulties in predicting certain expenses and gains affecting GAAP earnings or loss, such as the amount and timing of Sanmina-SCI’s restructuring costs, as well as debt security repurchases, if any, that could result in gains or losses reported in GAAP earnings.